Exhibit 99.2

Susquehanna Capital Acquisition

Company and Subsidiaries

Financial Statements

June 30, 2018 and 2017

Susquehanna Capital Acquisition Company and Subsidiaries

Susquehanna Capital Acquisition Company and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands, except share data)

	Unaudited
	June 30, 2018	December 31, 2017
Assets

Current assets:
Cash and cash equivalents	$6,012	$5,910
Accounts and other receivables, net of allowance for doubtful accounts of $157 and $202, respectively	27,382	23,289
Inventories, net	19,498	18,317
Income tax receivable	-	975
Other current assets	2,471	2,181

Total current assets	55,363	50,672

Property, plant, and equipment, net of accumulated depreciation of $38,839 and $36,696, respectively	21,224	22,035

Intangible assets, net of accumulated amortization of $34,351 and $32,540, respectively	12,919	14,779

Goodwill, net of accumulated impairment loss of $16,023 for both 2018 and 2017	57,424	57,424

Other assets	1,232	1,170

Total assets	$148,162	$146,080

Liabilities and Stockholders' Equity (Deficit)

Current liabilities:
Accounts payable	$9,004	$9,074
Income taxes payable	287	-
Accrued expenses	6,702	7,225
Current maturities of long-term debt	74,848	5,996

Total current liabilities	90,841	22,295

Long-term debt, net of current maturities and unamortized financing costs of $334 and $507, respectively	48,184	115,456

Deferred income taxes	31	28

Other Liabilities	19,865	21,514

Total liabilities	158,921	159,293

Stockholders' equity (deficit):
Common stock, voting, $0.001 par value; 1,000 shares authorized; 100 shares issued and outstanding	-	-
Paid-in capital	22,830	22,830
Accumulated deficit	(30,255)	(33,284)
Accumulated other comprehensive loss	(3,334)	(2,759)

Total stockholders' equity (deficit)	(10,759)	(13,213)

Total liabilities and stockholders' equity (deficit)	$148,162	$146,080

See accompanying notes to the condensed consolidated financial statements beginning on page 5.

1

Susquehanna Capital Acquisition Company and Subsidiaries
Condensed Consolidated Statements of Earnings and Comprehensive Income
(In thousands)
Unaudited

	Six Months	Six Months
	Ended	Ended
	June 30, 2018	June 30, 2017

Net sales	$79,418	$72,327

Cost of goods sold	55,826	48,908

Gross profit	23,592	23,419

Selling, general, and administrative expenses	14,343	14,142

Operating income	9,249	9,277

Other non-operating income, net	418	29

Interest expense, net	(5,148)	(5,037)

Income before income tax expense	4,519	4,269

Income tax expense	1,490	2,621

Net income	$3,029	$1,648

Other comprehensive income (loss):
Foreign currency translation adjustments	(572)	1,221
Defined benefit pension and postretirement plans net (loss) income, net of income taxes	(3)	9

Other comprehensive (loss) income	(575)	1,230

Comprehensive income	$2,454	$2,878

See accompanying notes to the condensed consolidated financial statements beginning on page 5.

2

Susquehanna Capital Acquisition Company and Subsidiaries
Condensed Consolidated Statements of Changes in Stockholders' Equity (Deficit)
(In thousands)
Unaudited

	Six Months Ended June 30, 2018
				Accumulated
				Other
	Common	Paid-in	Accumulated	Comprehensive
	Stock	Capital	Deficit	Loss	Total

Balance at beginning of period	$-	$22,830	$(33,284)	$(2,759)	$(13,213)

Comprehensive income (loss)	-	-	3,029	(575)	2,454

Balance, June 30, 2018	-	22,830	(30,255)	(3,334)	(10,759)

	Six Months Ended June 30, 2017
				Accumulated
				Other
	Common	Paid-in	Accumulated	Comprehensive
	Stock	Capital	Deficit	Loss	Total

Balance at beginning of period	$-	$22,830	$(34,551)	$(6,376)	$(18,097)

Comprehensive income	-	-	1,648	1,230	2,878

Balance, June 30, 2017	-	22,830	(32,903)	(5,146)	(15,219)

See accompanying notes to the condensed consolidated financial statements beginning on page 5.

3

Susquehanna Capital Acquisition Company and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(In thousands)
Unaudited

	Six Months Ended
	June 30,
	2018	2017

Cash flows from operating activities:
Net income	$3,029	$1,648
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	2,334	1,963
Amortization	1,860	1,815
Noncash interest expense	2,953	2,615
(Gain)/Loss on disposal of property, plant, and equipment	-	1
Deferred income taxes	-	2
(Increase) decrease in assets:
Accounts and other receivables, net	(4,093)	(6,741)
Inventories	(1,181)	(2,797)
Income taxes receivable	975	-
Other assets	(352)	(1,050)
Increase (decrease) in liabilities:
Accounts payable	(165)	1,867
Income taxes payable	287	1,344
Accrued expenses and other liabilities	(2,173)	919

Net cash provided by operating activities	3,474	1,586

Cash flows from investing activities:
Purchases of property, plant, and equipment and other assets	(1,933)	(1,046)

Net cash used in investing activities	(1,933)	(1,046)

Cash flows from financing activities:
Repayment of long-term debt	(2,373)	(3,474)
Proceeds from revolver	3,000	-
Repayment on revolver	(2,000)	-

Net cash used in financing activities	(1,373)	(3,474)

Effect of foreign currency translation adjustment on cash	(66)	589

Net increase (decrease) in cash and cash equivalents	102	(2,345)

Cash and cash equivalents, beginning of year	5,910	11,700

Cash and cash equivalents, end of period	$6,012	$9,355

Supplemental Cash Flow Disclosures:
Interest paid	$2,208	$2,442

Interest added to principal amount of subordinated debt	2,780	2,443

Income taxes paid	15	1,157

Amounts in accounts payable for capital expenditures	95	41

See accompanying notes to the condensed consolidated financial statements beginning on page 5.

4

Susquehanna Capital Acquisition Company and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited)

(dollar amounts in thousands)

NOTE 1. Organization and Nature of Operations

Susquehanna Capital Acquisition Company (“SCAC” or the “Company”) is engaged in the design, manufacture, and sale of beater addition gasket materials, which are sold in either roll or sheet form or as fabricated gaskets to suppliers and manufacturers in the global truck, small engine, and automotive markets. The Company is also engaged in the design and manufacture of other specialty paper products and engineered composites.

The Company is headquartered in Lancaster, Pennsylvania and operates additional manufacturing facilities in Fulton, New York; Beaver Falls, New York; Hoosick Falls, New York; Marshalltown, Iowa; Sohna, India; and Altenkirchen, Germany, and has sales and marketing offices in Detroit, Michigan; Bonloc, France; and Shanghai, China. During 2017, we finalized liquidation procedures to close our Taicang, China facility.

On December 21, 2011, a merger among SCAC and Vulcan Global, LLC (“Acquirer” or “Parent”) was consummated pursuant to a Merger Agreement under which SCAC became a wholly owned subsidiary of the Acquirer. The merger and related transactions are referred to herein as the “Merger.” The Company has reflected the acquisition accounting of the Acquirer in the accompanying condensed consolidated financial statements as of December 21, 2011. As of that date, the accounts of the Company have been adjusted to reflect the fair value of the Company’s net assets based on the Acquirer’s acquisition cost basis, the basis at which the accounts of the Company are carried in the Acquirer’s condensed consolidated financial statements.

Refer to Note 11, Subsequent Events to the Condensed Consolidated Financial Statements for disclosures, including the sale of SCAC to Lydall, Inc. on August 31, 2018.

NOTE 2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited condensed consolidated balance sheet and the related unaudited condensed consolidated statements of earnings and comprehensive income, changes in stockholders’ equity (deficit) and cash flows have been prepared in accordance with generally accepted accounting principles for interim financial information. The condensed consolidated financial statements do not include all the information and footnotes required by generally accepted accounting principles in the United States of America for complete financial statements.

In the opinion of the Company, the accompanying unaudited condensed consolidated financial statements contain all adjustments, consisting of only normal recurring adjustments, necessary for a fair statement of its financial position as of June 30, 2018 and 2017, and its results of operations, changes in stockholders’ equity (deficit), and cash flows for the six month periods then ended. The condensed consolidated balance sheet at December 31, 2017, was derived from audited annual consolidated financial statements, but does not contain all of the footnote disclosures from the annual consolidated financial statements.

The unaudited condensed consolidated financial statements should be read in conjunction with the Company’s audited financial statements for the years ended December 31, 2017 and 2016.

5

Susquehanna Capital Acquisition Company and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited)

(dollar amounts in thousands)

Principles of Consolidation

The condensed consolidated financial statements of the Company include the accounts of the Company and its wholly-owned subsidiaries consisting primarily of Interface Performance Materials, Inc. (“IPM”) (formerly known as Interface Solutions, Inc.), Interface Sealing Solutions, Inc. (“ISS”) and Interface Sealing Solutions Hong Kong, Limited (“ISSHK”). Intercompany transactions and balances between and among the Company and its subsidiaries have been eliminated in consolidation.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash on hand and highly liquid investments with original maturities of three months or less at the date of purchase.

Accounts Receivable

Accounts receivable are recorded net of an allowance for doubtful accounts established to provide for losses from uncollectible accounts based on management’s estimates and historical collections. Credit is extended based on an evaluation of the customer’s financial condition and the Company generally does not require collateral. Accounts are written off against the allowance when management determines the account is uncollectible. Accounts are considered to be past due when the customer’s receivable balance ages beyond the payment term date. Finance charges are not assessed on past due accounts.

Inventories

Inventories are valued at the lower of cost or net realizable value for first-in, first-out (“FIFO”) method inventories or the lower of cost or market for last-in, first-out (“LIFO”) method inventories. The cost of inventories stated under the LIFO method was approximately 46% and 48% of total inventories as of June 30, 2018 and December 31, 2017, respectively. See Note 3 to the Condensed Consolidated Financial Statements for further information on our accounting for inventories.

Property, Plant, and Equipment

Property, plant, and equipment is recorded at cost, with the exception of acquired assets which are recorded at their fair value as of the date of acquisition. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. The estimated useful lives of the property, plant, and equipment are as follows: 10 to 30 years for buildings, 3 to 15 years for machinery and equipment, and the lesser of the determined useful life or the life of the lease for leasehold improvements.

When assets are disposed of or retired, their costs and related accumulated depreciation are removed from the condensed consolidated financial statements, and any resulting gains or losses normally are reflected in cost of goods sold or selling, general and administrative (“SG&A”) expenses depending on the nature of the asset.

6

Susquehanna Capital Acquisition Company and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited)

(dollar amounts in thousands)

Impairment of Long-Lived Assets

The Company tests long-lived assets to be held and used for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. If the sum of the undiscounted expected future cash flows is less than the carrying amount of the assets, the assets are considered to be impaired. Impairment losses are measured as the amount by which the carrying amount of the assets exceeds the fair value of the assets. When fair values are not available, the Company estimates fair value using the expected future cash flows discounted at a rate commensurate with the risks associated with the recovery of the assets or the best available indicator of fair value. There were no impairment charges recorded during the six months ended June 30, 2018 and 2017.

Intangible Assets

The Company’s only indefinite lived intangible asset is Goodwill, which represents costs in excess of fair values assigned to the underlying net assets of acquired businesses. Our definite-lived intangible assets are primarily customer lists, trademarks and trade names and patents. The Company follows Accounting Standards Codification (“ASC 350”) Intangibles - Goodwill and Others. Although, as a private company, the Company would be eligible to amortize goodwill under the provisions of Accounting Standards Update (“ASU”) 2014–02, Intangibles - Goodwill and Other (Topic 350) the Company has not elected to adopt those provisions. As such, the guidance requires that goodwill and indefinite lived intangible assets not be amortized. Under the provisions of ASC 350, intangible assets, including goodwill, that are not subject to amortization are tested for impairment annually, or more frequently if events or changes in circumstances indicate that the asset might be impaired. Beginning with the year ended December 31, 2012, the Company opted to perform a qualitative assessment to test goodwill for impairment, as permitted by ASU 2011-08, Intangibles - Goodwill and Other (Topic 350). ASU 2011-08 simplifies how entities test goodwill for impairment.

Based on the qualitative assessment as outlined in ASC 2011-08, if a Company determines that the fair value of a reporting unit is more-likely-than-not (i.e., a likelihood of more than 50 percent) to be less than its carrying amount, the two step impairment test would be performed. In the first step, the Company would compare the fair value of each reporting unit to its carrying value. If the fair value of the reporting unit exceeds the carrying value of the net assets assigned to that unit, goodwill is not considered impaired and the Company is not required to perform further testing. If the carrying value of the net assets assigned to the reporting unit exceeds the fair value of the reporting unit, then the Company would perform the second step of the impairment test in order to determine the implied fair value of the goodwill. If the carrying value of the goodwill exceeds its implied fair value, then the Company would be required to record an impairment loss equal to the difference.

There were no goodwill impairment charges recorded during the six months ended June 30, 2018 and 2017.

See Note 4 to the Condensed Consolidated Financial Statements for disclosures on intangible assets.

Other Assets

Other long-term assets include primarily computer software which is being amortized over three to five years.

7

Susquehanna Capital Acquisition Company and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited)

(dollar amounts in thousands)

Accumulated Other Comprehensive Income (Loss)

Comprehensive income (loss) is defined as net income (loss) and other changes in stockholders’ equity from transactions and events other than with stockholders and dividends. See Note 8 to the Condensed Consolidated Financial Statements for additional disclosure on accumulated other comprehensive income (loss) (“AOCI”).

Revenue Recognition

Revenue is recognized from the sale of products when persuasive evidence of an arrangement exists, title and risk of loss transfers to the customer, prices are fixed and determinable, and it is reasonably assured the related accounts receivable is collectible. In the case of consigned goods, revenue is recognized upon consumption by the customer. Sales to customers include freight invoiced while freight expense incurred is included in cost of goods sold.

Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and are measured using enacted tax rates expected to apply to taxable income in the years in which the temporary differences are expected to reverse. The Company records all deferred tax assets and liabilities as non-current in the condensed consolidated balance sheet based upon ASC 740.

The Company follows the Financial Accounting Standards Board (“FASB”) guidance on accounting for uncertainty in income taxes. A tax position is recognized as a benefit at the largest amount that is more-likely-than-not to be sustained in a tax examination based solely on its merits. An uncertain tax position will not be recognized if it has less than a 50% likelihood of being sustained. Under the threshold guidelines, the Company believes no significant uncertain tax positions exist, either individually or in the aggregate, that would result in recognition of a liability for unrecognized tax benefits as of June 30, 2018 and December 31, 2017.

The Company’s policy is to account for interest as a component of interest expense and penalties as a component of other expense.

See Note 6 to the Condensed Consolidated Financial Statements for further disclosures on income taxes.

Presentation of Sales Tax

The Company does not collect state sales taxes from its domestic customers because all domestic customers are manufacturers and exempt from state sales taxes, but it does collect a value added tax on certain of its foreign sales and remits the entire amount to the foreign government. The Company’s accounting policy is to exclude the tax collected and remitted from revenues and cost of goods sold.

Research and Development Costs

Costs associated with the development of new products and changes to existing products are expensed as incurred and are in included in SG&A expenses in the accompanying condensed consolidated statement of earnings and comprehensive income.

8

Susquehanna Capital Acquisition Company and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited)

(dollar amounts in thousands)

Foreign Currency Translation

The Company uses the local currency as the functional currency for foreign operations. Results of foreign operations are translated into U.S. dollars using average exchange rates during the period, while assets and liabilities are translated into U.S. dollars using exchange rates in effect at the condensed consolidated balance sheet date. The resulting translation adjustments are recorded in accumulated other comprehensive income (loss).

Transaction gains and losses resulting from exchange rate changes on transactions denominated in currencies other than the functional currency are included in the Company’s condensed consolidated statement of earnings and comprehensive income in the period in which the change occurs.

Use of Estimates

The preparation of the condensed consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of certain assets, liabilities, revenues and expenses and the disclosure of certain contingent assets and liabilities. Actual results could differ from those estimates.

Subsequent Events

The Company has evaluated subsequent events through November 16, 2018, which is the date the condensed consolidated financial statements were available to be issued.

Recently Adopted Accounting Standards

During 2018, the company adopted the guidance of the FASB’s ASU No. 2017-07— “Compensation – Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost”. ASU No. 2017-07 improves the presentation of net periodic pension and postretirement costs by requiring that employers report the service cost component in the same line item or items as other compensation costs arising from services rendered by pertinent employees during the period. The other components of net benefit cost are presented in the income statement separately from the service cost component and outside a subtotal of income from operations. The adoption of this guidance did not have a material impact on the Company’s financial condition, results of operations or cash flows.

During 2017, the Company adopted the guidance of the FASB’s ASU 2015-11 “Inventory”, Topic 835-30: “Simplifying the Measurement of Inventory”. The guidance in this ASU applies to inventory measured using FIFO or average cost. The new guidance requires an entity to measure inventory within the scope of the update at the lower of cost and net realizable value. There were no impacts to the Company’s financial condition, results of operations or cash flows as a result of this guidance.

9

Susquehanna Capital Acquisition Company and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited)

(dollar amounts in thousands)

Issued Accounting Standards

In May 2014, the FASB issued ASU 2014-09 “Revenue from Contracts with Customers (Topic 606).” ASU 2014-09 establishes principles for recognizing revenue upon the transfer of promised goods or services to customers, in an amount that reflects the expected consideration received in exchange for those goods or services. During 2015 and 2016, the FASB also issued ASU 2015-14, which defers the effective date of ASU 2014-09; ASU No. 2016-08, “Principal versus Agent Considerations (Reporting Revenue Gross versus Net)”, which clarifies the implementation guidance on principal versus agent considerations in Topic 606; ASU 2016-10, “Identifying Performance Obligations and Licensing”, which clarifies the identification of performance obligations and the licensing implementation guidance; ASU 2016-12, “Narrow-Scope Improvements and Practical Expedients” and ASU 2016-20, “Technical Corrections and Improvements to Topic 606”, which both affect narrow aspects of Topic 606. During 2017, the FASB also issued ASU No. 2017-13 and ASU No. 2017-14 that relate to revenue recognition for lessors and reporting of comprehensive income related to revenue recognition, respectively. Topic 606 (as amended) is effective for fiscal years beginning after December 15, 2018, and interim periods within annual periods beginning after December 15, 2019. The Company may elect to apply the guidance earlier, but no earlier than fiscal years beginning after December 15, 2016. The amendments may be applied retrospectively to each prior period presented or retrospectively with the cumulative effect recognized as of the date of initial application. See Note 11, Subsequent Events, to the Condensed Consolidated Financial Statements for details related to the Company’s assessment of the effect that Topic 606 (as amended) had on its financial condition, results of operations, and cash flows as a result of this guidance when adopted on August 31, 2018 due to the sale of the Company to a SEC registrant.

During February 2016, the FASB issued ASU 2016-02 “Leases (Topic 842).” ASU 2016-02 requires lessees to recognize the assets and liabilities that arise from leases on the balance sheet.  A lessee should recognize in the statement of financial position a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term.  ASU 2016-02 is effective for annual periods beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. Early adoption is permitted. The Company is currently assessing the effect that ASU No. 2016-02 will have on its financial condition, results of operations, and cash flows as a result of this guidance.

During January 2017, the FASB issued ASU No. 2017-04, “Simplifying the Test for Goodwill Impairment.” ASU No. 2017-04 simplifies how an entity is required to test goodwill for impairment by eliminating Step 2 from the goodwill impairment test. ASU No. 2017-04 is effective for annual or any interim goodwill impairment tests in fiscal years beginning after December 15, 2020. Early adoption is permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. The Company notes that the adoption of this ASU will only impact the condensed consolidated financial statements in the event a goodwill impairment were to be recognized.

During February 2018, the FASB issued ASU No. 2018-02, “Income Statement – Reporting Comprehensive Income (Topic 220): Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income” which is intended to help organizations reclassify certain stranded income tax effects in accumulated other comprehensive income resulting from the Tax Cuts and Jobs Act of 2017 (the Act). This ASU will eliminate the stranded tax effects associated with the Act’s change in the federal corporate income tax rate, while improving the usefulness of information reported to financial statement users. The amendments require financial statement preparers to reclassify stranded tax effects within accumulated other comprehensive income to retained earnings in each period in which the effect of the change in the U.S. federal corporate income tax rate in the Act (or portion thereof) is recorded. The amount of the reclassification would be the difference between the historical corporate income tax rate and the newly enacted 21 percent corporate income tax rate. The ASU is effective for all organizations for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years. Early adoption is permitted. Organizations are required to apply the proposed amendments retrospectively to each period (or periods) in which the effect of the change in the U.S. federal corporate income tax rate in the Act is recognized. The Company is currently assessing the effect that ASU No. 2018-02 will have on its results of operations, financial position and cash flows as a result of this guidance.

10

Susquehanna Capital Acquisition Company and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited)

(dollar amounts in thousands)

NOTE 3. Inventories

As of June 30, 2018 and December 31, 2017, inventory listed below was shown net of an obsolescence allowance of $1,911 and $1,776, respectively.

	June 30, 2018	December 31, 2017

Raw materials	$6,971	$5,972
Work-in-process	4,212	4,553
Finished goods	5,249	5,040
Supplies	3,310	2,996

FIFO value	19,742	18,561
LIFO allowance	(244)	(244)

	$19,498	$18,317

Supplies inventory includes components that will be coupled with gaskets for kits as well as fuel and spare parts available for use in the Company’s operations.

NOTE 4. Goodwill and Other Intangible Assets

Under ASC 350, goodwill and other intangible assets with indefinite lives are not amortized but are reviewed annually for impairment. See Note 2 to the Condensed Consolidated Financial Statements for a discussion of the Company’s accounting policy for intangible assets.

11

Susquehanna Capital Acquisition Company and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited)

(dollar amounts in thousands)

The following table reflects the components of intangible assets as of June 30, 2018 and December 31, 2017:

	June 30, 2018		December 31, 2017
	Gross Carrying Amount	Accumulated Amortization	Gross Carrying Amount	Accumulated Amortization

Non-amortized intangible assets:
Goodwill	$57,424	$-	$57,424	$-

Amortized intangible assets:
Patents	$1,183	$(1,183)	$1,183	$(1,183)
Trademarks and trade names	7,327	(7,327)	7,334	(7,334)
Customer lists and relationships	38,760	(25,841)	38,802	(24,023)

	$47,270	$(34,351)	$47,319	$(32,540)

Goodwill is presented net of the accumulated impairment loss of $16,023 as of June 30, 2018 and December 31, 2017.

In addition to goodwill, the Company has customer relationships, trademarks and trade names, and patents which are deemed to have a finite life, and are amortized over the useful lives of these assets, ranging from 5 to 10 years.

Amortization expense for intangible assets with finite lives was as follows:

	Six Months Ended June 30,
	2018	2017

Amortization expense	$1,860	$1,815

NOTE 5. Debt

On June 20, 2014, the Company amended and restated its $105,000 credit facility with a modified lending syndicate. The amended facility is comprised of a $100,000 term loan and a $20,000 revolving credit facility (with a $3,000 sublimit for letters of credit), both of which are scheduled to mature on June 20, 2019. Borrowings under the revolving credit facility are limited based on certain levels of eligible accounts receivable and inventories. Commitment fees are charged at 0.45% on the unused portion of the revolver. Borrowings under the revolving credit facility and term loan bear interest, payable monthly, at rates based on a bank base rate plus an applicable margin or payable quarterly, at LIBOR plus an applicable margin. At the Company’s election, the borrowings under the term loan bear interest at LIBOR plus an applicable margin. Interest is payable based on the respective LIBOR rate maturity (interest period), provided that if the LIBOR maturity is six months or longer, interest is payable on the ninetieth day of the interest period, and every ninetieth day thereafter until the end of the interest period and on the last day of the interest period.

12

Susquehanna Capital Acquisition Company and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited)

(dollar amounts in thousands)

Borrowings under the credit agreement are collateralized by 100% of the capital stock of the Company and the Company’s domestic and select foreign subsidiaries, 65% of the capital stock of certain other of the Company’s foreign subsidiaries and substantially all of the real and personal property of the Company and the Company’s domestic subsidiaries.

Concurrent with the amendment of the credit facility in June 2014, the terms of the $32,000, related party, subordinated notes entered into on December 21, 2011 were also updated. Borrowings on the subordinated notes now bear interest at 12% payable on the first day of each March, June, September, and December, effective June 20, 2014. The interest rate was reduced from the initial 18% and the terms of the interest payments were modified, from exclusively Payment-in-Kind (“PIK”), to include PIK, cash payment, or a combination of the two methods. The maturity date was also extended from June 21, 2017 to June 21, 2020. On November 30, 2017 the Company entered into an additional $429 of subordinated notes subject to the June 2014 updated terms and conditions. The outstanding principal and related accrued interest are included in the outstanding balances shown in the table below.

In June 2017, the Company re-negotiated the terms and conditions of the credit facility (“new agreement”). The new agreement reduced the revolving credit facility to $13,300. The Company is now required to maintain a senior leverage ratio of less than 3.95 or 3.75 to 1 for the quarters ending June 30, 2017 through June 30, 2018 (modified from 3.50 or 3.25 to 1 for the same periods), effective September 30, 2018 the senior leverage ratio will correspond with the original agreement at 3.25 to 1, the fixed charge covenant will remain unchanged at 1.1 to 1. Additionally, under the agreement the Company was required to (1) pay certain fees and expenses of the lenders; (2) issue the 2016 Audited Financial Statements within 30 days from the effective date of the new agreement in addition to other financial and banking requirements. Lastly, the Company was permitted to resume payments of management fees once the Company is compliant with the financial ratios contained in the original credit agreement. In September 2017, the Company’s leverage ratio dropped below the original credit agreement requirement of 3.5 to 1, as a result the Company paid $660 of the management fees accrued on the balance sheet at December 31, 2016.

The available borrowings under the revolving credit facility are reduced by the total outstanding letters of credit. The Company had letters of credit outstanding of $126 at June 30, 2018 and December 31, 2017. The available credit under the revolving credit facility, net of borrowings, is approximately $10,124 and $11,124, at June 30, 2018 and December 31, 2017, respectively.

13

Susquehanna Capital Acquisition Company and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited)

(dollar amounts in thousands)

A summary of debt consists of the following:

	June 30, 2018	December 31, 2017

Senior Debt:
Variable rate term loan; as a result of the excess cash flow payment required at December 31, 2016 the repayment schedule was modified to require quarterly principal payments of $1,186 through June 30, 2018, $1,811 from September 30, 2018 through March 30, 2019, with the balance due at maturity on June 20, 2019. Additional principal payments may be due based on annual excess cash flow as defined in the credit agreement. If such payments are required the future quarterly principal payments will be modified to reflect these payments. Interest is charged at varying rates: 5.84% and 5.68% at June 30, 2018 and December 31, 2017.	$72,182	$74,555
Less: Unamortized financing costs	(334)	(507)
Senior Debt, net	71,848	74,048

Revolving Credit Facility:
Revolver bearing interest at LIBOR plus applicable margin, which was 5.60% and 5.57%, respectively, at June 30, 2018 and December 31, 2017. The latest amendment effective June 20, 2014 extended the due date from February 1, 2017 to June 20, 2019	3,000	2,000

Subordinated Debt:
Fixed rate term loan, interest at 12% scheduled to mature on June 21, 2020.	48,184	45,404

	123,032	121,452
Current maturities	(74,848)	(5,996)

	$48,184	$115,456

The PIK on the subordinated debt represents interest expense incurred, but not paid in cash. The PIK is added quarterly to the principal amount due and future period interest accruals are based on principal amounts including PIK incurred. The total amount of PIK interest outstanding at June 30, 2018 and December 31, 2017, was $15,756 and $12,976, respectively. The total interest expense related to the subordinated debt was $2,780 and $2,443 for the six month periods ended June 30, 2018 and 2017, respectively.

14

Susquehanna Capital Acquisition Company and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited)

(dollar amounts in thousands)

Cash interest payments related to senior debt were $2,208 and $2,442 for the six month periods ended June 30, 2018 and 2017, respectively. These amounts exclude all payments for PIK interest related to the subordinated debt.

The debt arrangements in place as of June 30, 2018 and December 31, 2017 subject the Company to various affirmative and negative covenants. Among other things, the covenants limit the Company’s ability to incur additional indebtedness, declare or pay dividends, and require the Company to maintain certain financial ratios with respect to fixed charge coverage and senior leverage as defined in the arrangements.

NOTE 6. Income Taxes

On December 22, 2017, Tax Cuts and Jobs Act was signed into law. The legislation significantly changes U.S. tax law by, among other things, lowering corporate income tax rates, implementing a territorial tax system and imposing a repatriation tax on deemed repatriated earnings of foreign subsidiaries. The Act permanently reduces the U.S. corporate income tax rate from a maximum of 35% to a flat 21% rate, effective January 1, 2018. During 2017, the Company recognized provisional tax impacts related to the Act in its consolidated financial statements. The actual impact may differ from the provisional amounts due to, among other things, additional analysis, changes in interpretations and assumptions that Company may make, additional regulatory guidance that may be issued, and actions the Company may decide to take as a result of the Act. For the six month period ended June 30, 2018, the Company did not record any adjustments to the provisional amounts, nor deemed any of them as complete.

The Company’s income tax expense in the condensed consolidated statement of earnings and comprehensive income for the six month periods ended June 30, 2018 and 2017, differed from income tax expense at the statutory federal rate primarily due to permanent differences; including the effects of the Domestic Production Activity Deduction, and the recording of valuation allowances and state income taxes.

	Six Months Ended June 30,
	2018	2017
Earnings before income taxes	$4,519	$4,269
Income tax expense	1,490	2,621
Effective tax rate	32.9%	61.4%

The effective tax rate for the six months ended June 30, 2018 was lower than the comparable period of 2017 primarily due to the decrease in the federal US statutory tax rate mentioned above, combined with the decrease in the effective rate related to the valuation allowance.  The remaining change is representative of other immaterial differences in rate modifications between the two periods.

The results of certain foreign operations are included in the domestic taxable income or loss for tax purposes.

15

Susquehanna Capital Acquisition Company and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited)

(dollar amounts in thousands)

NOTE 7. Pension Plans and Other Benefit Programs

The Company has two domestic noncontributory defined benefit pension plans covering the majority of employees. For the larger of the two plans, effective May 1, 2005, newly hired non-union employees, effective July 1, 2005, newly hired Fulton union employees, effective November 16, 2008, newly hired Hoosick Falls union employees, and effective December 31, 2009, newly hired Lewis union employees of Interface Performance Materials, Inc. are no longer enrolled in the plan; instead, some of these employee groups are eligible for a Company match in the Company’s defined contribution 401(k) plans. For the smaller of the two plans, effective June 15, 2009, newly hired non-union employees at the Marshalltown facility of Interface Sealing Solutions, Inc. are no longer enrolled in the plan. For the larger of the two plans, the benefits are based on years of service and the employee’s average compensation during the three highest of last ten consecutive years of covered employment. For the smaller plan, the benefits are based on years of service with a fixed monthly accrual each year. The projected unit credit method is used to determine both pension costs and funding requirements. The Company’s funding policy is to contribute annually the minimum amount required by U.S. government agencies’ regulations. The assets for the plans are principally invested in stocks, bonds, and mutual funds.

In 2008, for non-union members of the larger plan, the Company froze benefits being accrued effective December 31, 2008. The pension benefit was replaced by discretionary employer contributions to one of the Company’s defined contribution plans beginning in 2009. In 2009, for non-union members of the smaller plan, the Company froze benefits being accrued effective June 15, 2009. Also in 2009, for Lewis union employees participating in the larger plan, the Company froze benefits being accrued effective December 31, 2009. In 2010, for Hoosick Falls union members of the larger plan, the Company froze benefits being accrued effective December 31, 2013. In March 2012, for union members of the smaller plan, the Company froze benefits effective May 31, 2012.

The Company provides postretirement life insurance to all employees of Interface Performance Materials, Inc., and postretirement medical benefits to all Fulton plant hourly employees hired prior to July 1, 2002 and certain executives as determined by the Board of Directors. There was a significant amendment to the Fulton hourly postretirement medical benefits portion of the plan effective October 1, 2005, which eliminated the benefit for future retirees and replaced it with a fixed credit amount. During 2008, the Fulton plan was amended such that the life insurance benefit would only be provided upon the participant retiring prior to 2010.

Following are the components of net periodic benefit costs (credits):

	Six Months Ended June 30,
	2018	2017

U.S. Defined Benefit Plans:
Service cost	$116	$118
Interest cost	877	357
Expected return on plan assets	(1,400)	(475)
Amortization of prior service cost	(1)	(1)

Net periodic pension (credit)	$(408)	$(1)

16

Susquehanna Capital Acquisition Company and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited)

(dollar amounts in thousands)

U.S. Retiree Health Benefits:
Service cost	$6	$3
Interest cost	138	291
Amortization of unrecognized (gain)/loss	(91)	(181)

Net periodic postretirement cost	$53	$113

The Company sponsors two retirement plans for the employees of Interface Performance Materials Altenkirchen (“IPMA”). The noncontributory pension plan covers all employees of IPMA hired prior to June 30, 1980; on this date the plan was frozen to new participation. The second plan is associated with the German retirement program known as the German Altersteilzeit Arrangement (“ATZ”). The German ATZ is designed to create incentive for employees within a certain age group to transition from full time or part time employment into retirement before their legal retirement age.

The Company expects to contribute approximately $1,500 in cash for the domestic pension plans in 2018. Contributions of approximately $1,000 were made in the first six months of 2018.

As of January 1, 2018 the Company adopted ASU No. 2017-07— “Compensation – Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost”. This ASU requires that employers report the service cost component in the same line item or items as other compensation costs arising from services rendered by pertinent employees during the period, while the other components of net benefit cost, which includes interest costs, expected return on plan assets, and amortization of actuarial gain/loss be presented in the income statement outside a subtotal of income from operations.

The following table presents the components of net periodic pension credit and postretirement cost within our Condensed Consolidated Statement of Earnings and Comprehensive Income:

	Six Months Ended June 30,
	2018	2017

Service cost represented in cost of goods sold	$49	$55
Service cost represented in SG&A expenses	72	65
Other non-operating income	(476)	(8)

Net periodic pension (credit) and postretirement cost	$(355)	112

17

Susquehanna Capital Acquisition Company and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited)

(dollar amounts in thousands)

NOTE 8. Accumulated Other Comprehensive Income (Loss)

The following table summarizes the activity, by component, related to the change in AOCI for the six month periods ended June 30, 2018 and 2017:

	Foreign Currency Translation Adjustments	Postretirement Medical and Pension Liability	Accumulated Other Comprehensive Income (Loss)

Balance December 31, 2017	$(1,674)	$(1,085)	$(2,759)
Other comprehensive loss before reclassifications	(572)	(3)	(575)
Balance, June 30, 2018	$(2,246)	$(1,088)	$(3,334)

Balance December 31, 2016	$(3,555)	$(2,821)	$(6,376)
Other comprehensive income before reclassifications	1,221	9	1,230
Balance, June 30, 2017	$(2,334)	$(2,812)	$(5,146)

NOTE 9. Related Party Transactions

As of December 21, 2011, the Company became party to a Management Services Agreement with Wind Point VII, L.P., a related party, under which it incurs an annual fee of $1,320, paid quarterly in installments of $330 (when not prohibited by other agreements). Management fees accrued on the condensed consolidated balance sheet at June 30, 2018 and December 31, 2017 were $2,310 and $1,980, respectively. The Company recognizes the fees in expense, and the fees are classified as accrued expenses on the condensed consolidated balance sheet.

Related parties of the Company held $48,184 and $45,404 of the Company’s Subordinated Debt as of June 30, 2018 and December 31, 2017, respectively. On November 30, 2017 additional amounts of $429 were loaned to the Company. These funds are subject to the terms and conditions of the existing Subordinated Debt agreement. During the six months ended June 30, 2018 and 2017, the Company incurred interest expense of $2,780 and $2,443 related to this debt, respectively, all of which was considered PIK and included in the outstanding principal balance. As required under terms of the Company’s subordinated note arrangements, this interest can be paid in cash, in kind or in a combination thereof.

NOTE 10. Litigation and Contingent Liabilities

The Company is involved in litigation incidental to the conduct of its business and is subject to certain environmental risks the results of which, in the opinion of management, are not likely to be material to the Company’s financial condition, results of operations, or cash flows.

18

Susquehanna Capital Acquisition Company and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited)

(dollar amounts in thousands)

NOTE 11. Subsequent Events

On August 31, 2018, Lydall, Inc. acquired 100% of the stock of SCAC for $268,400, net of cash acquired of $5,200, subject to a post-closing purchase price adjustment. Selling, general and administrative expenses for the six-month period ended June 30, 2018 reflect approximately $550 of transaction related costs associated with this transaction.

Concurrent with the sale of the Company, proceeds were used to satisfy all amounts outstanding on August 31, 2018 under the Company’s senior debt, revolving credit facility and subordinated debt agreements as well as the Management Services Agreement with Wind Point VII, L.P. The Company’s assets are now pledged as collateral under Lydall, Inc.’s credit facility.

On August 31, 2018, the Company’s three 401(K) plans were terminated, two of which were required to be closed under the conditions of the stock purchase agreement between Lydall, Inc. and SCAC. The Company’s pension plans and other postretirement benefit plans were acquired by Lydall, Inc. on the acquisition date.

As a result of the sale of the Company to Lydall, Inc an SEC registrant, the Company adopted the requirements of ASU No. 2014-09 (“ASC 606”), effective August 31, 2018, using the modified retrospective transition method. At adoption date, the cumulative impact of revenue that would have been recognized over time is approximately $300 to $500. Additionally, the Company will recognize the cumulative effect of adoption on the Consolidated Balance Sheet primarily as an increase in unbilled accounts receivable and a reduction in inventoriable costs as of August 31, 2018.

19